UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

Imperva, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35338	03-0460133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 345-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 9, 2018, Imperva, Inc. (the “Company”), through its wholly-owned subsidiary Pahlmeyer Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”), consummated its previously announced acquisition of Prevoty, Inc. (“Prevoty”), a Delaware corporation, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated July 25, 2018 by and among the Company, Merger Sub, Prevoty, and Fortis Advisors LLC, as the Securityholders’ Agent. Under the Merger Agreement, Merger Sub merged with and into Prevoty, with Prevoty becoming a wholly-owned subsidiary of the Company (the “Merger).

The aggregate consideration payable in exchange for all outstanding vested shares of Prevoty capital stock and vested options to purchase Prevoty capital stock is approximately $140 million in cash, plus approximately $10.6 million based on Prevoty’s closing working capital. Outstanding unvested shares of Prevoty stock were exchanged for an aggregate of approximately $0.6 million, subject to continued vesting. In addition, the Company assumed unvested options to purchase Prevoty capital stock held by persons joining the Company as service providers following the closing of the Merger and the Company has agreed to file a Registration Statement on Form S-8 covering these unvested Prevoty options. The Company also granted new restricted stock unit awards worth approximately $4.6 million to certain continuing employees under the Company’s Amended and Restated 2015 Equity Inducement Plan.

The foregoing description of the Merger Agreement is a summary, is not complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the SEC on July 25, 2018 as Exhibit 2.1 to the Company’s Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On August 13, 2018, the Company issued a press release announcing the consummation of its acquisition of Prevoty. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

The financial statements and pro forma financial information required to be filed with respect to the Merger pursuant to Item 9.01 will be filed within 71 calendar days of August 15, 2018.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Imperva, Inc., Pahlmeyer Acquisition Sub, Inc., Prevoty, Inc. and Fortis Advisors LLC, dated as of July 25, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed by the Company on July 25, 2018 (File No. 001-35338)

99.1	Press release issued by Imperva, Inc., dated August 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

Date: August 15, 2018	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer